Cincinnati Bell Reports Second Quarter 2019 Results

HIGHLIGHTS

•	Revenue of $384 million and operating income totaling $25 million
•	Adjusted EBITDA[1] of $103 million, up 6% compared to the prior quarter
•	Entertainment and Communications’ Cincinnati revenue totaled $172 million, generating Adjusted EBITDA of $68 million, up 3% year-over-year and 4% sequentially
•	Fiber-to-the-premise (“FTTP”) internet net activations totaled 3,200 in Cincinnati and 1,000 in Hawaii during the quarter
•	Hawaiian Telcom revenue of $88 million generated Adjusted EBITDA of $25 million, an increase of 4% sequentially
•	IT Services and Hardware Adjusted EBITDA was $13 million, up 28% sequentially
•	Cash provided by operating activities totaled $119 million year-to-date, and free cash flow[2] of $18 million year-to-date

CINCINNATI – August 8, 2019 - Cincinnati Bell Inc. (NYSE:CBB), today announced financial results for the second quarter of 2019.

Leigh Fox, President and Chief Executive Officer of Cincinnati Bell, commented, "I am excited about the company’s performance this quarter, particularly with Adjusted EBITDA growing 6% sequentially. It has been one year since we acquired Hawaiian Telcom, and that business remains on target to grow 5% to 10% annually.”

Mr. Fox continued, “The Telecom sector is facing unprecedented challenges. Our early decision to invest in fiber and IT services continues to produce impressive results, which we believe significantly differentiates Cincinnati Bell from its traditional RLEC peers. We have a strong capital structure and appropriate liquidity to execute on our strategic objectives, delivering long-term value for our stakeholders.”

Consolidated Results

•	Consolidated revenue totaled $384 million in the second quarter of 2019 and $764 million year-to-date
•	Operating income was $25 million in the second quarter of 2019 and $35 million year-to-date
•	Adjusted EBITDA of $103 million in the second quarter of 2019 and $201 million year-to-date
•	Net loss totaled $6 million in the second quarter of 2019 and $32 million in the first half of 2019

Entertainment and Communications Segment

•	Entertainment and Communications revenue totaled $251 million for the second quarter of 2019, consistent with the prior quarter
–	Cincinnati revenue totaled $172 million in the second quarter
–	Fioptics revenue totaled $89 million, up 5% compared to a year ago
–	Fioptics internet subscribers totaled 244,800, up 9,500 year-over-year
–	Fioptics video subscribers totaled 138,000, down 7,100 year-over-year
–	Fioptics is available to approximately 75% of Greater Cincinnati, which includes a combination of fiber-to-the-premise ("FTTP") and fiber-to-the-node ("FTTN") addresses
–	In the first half of 2019, 7,800 additional homes and businesses were passed with FTTP, which is available to 480,100 addresses or approximately 60% of Cincinnati's total addressable market
–	Hawaii revenue totaled $79 million in the second quarter of 2019
–	Consumer / SMB Fiber revenue totaled $22 million, consistent with the prior quarter
–	Consumer / SMB Fiber internet subscribers totaled 67,100, adding 500 new customers during the quarter
–	Video subscribers were 46,900, down 900 from the first quarter of 2019
–	Consumer / SMB Fiber is available to approximately 50% of Hawaii, which includes a combination of FTTP and FTTN addresses

–	During the first half of 2019, 2,200 additional homes and businesses were passed with FTTP, which is available to 169,200 addresses, approximately 35% of Hawaii's total addressable market
•	Adjusted EBITDA was $93 million in the second quarter of 2019, up 3% sequentially

IT Services and Hardware Segment

•	IT Services and Hardware revenue totaled $140 million for the second quarter of 2019, up $12 million year-over-year
–	Consulting revenue totaled $38 million for the second quarter, up $5 million year-over-year
–	Cloud revenue of $23 million was consistent with the prior year despite insourcing initiatives from the General Electric Company (“GE”)
–

Certain cloud revenue from GE totaled $1 million in the second quarter of 2019; compared to the second quarter of 2018, in which certain cloud revenue from GE totaled $7 million, resulting in Adjusted EBITDA of $5 million

–	Communications revenue was $48 million, up $7 million year-over-year
–	Infrastructure Solutions revenue totaled $31 million, up $1 million from a year ago
•	Adjusted EBITDA of $13 million for the second quarter of 2019, down $2 million year-over-year

Cash Flow and Financial Position

•	Operating cash flows totaled $119 million year-to-date with free cash flow totaling $18 million year-to-date
•	Liquidity of $163 million as of June 30, 2019, with no significant maturities until 2024
•	Capital expenditures were $111 million year-to-date
•	Gross NOL carryforward of approximately $760 million as of June 30, 2019

2019 Outlook

•	Cincinnati Bell is reaffirming the following guidance for 2019 as initially provided on February 14, 2019:

Category	2019 Guidance Range
Revenue	$1,515M - $1,575M
Adjusted EBITDA	$400M - $410M

Conference Call/Webcast

Cincinnati Bell will host a conference call on Thursday, August 8, 2019 at 9:00 a.m. (ET) to discuss its financial results for the second quarter of 2019. A live webcast of the call will be available via the Investor Relations section of www.cincinnatibell.com. Callers can dial toll-free (800) 458-4148 or toll (929) 477-0324. A taped replay of the conference call will be available starting at 12:00 p.m. (ET) on Thursday, August 8, 2019 until 12:00 p.m. (ET) on Thursday, August 22, 2019. To access the telephone replay, please dial toll-free (888) 203-1112 or toll (719) 457-0820, and then enter the conference ID number 6277355. An archived webcast will be available for replay following the conclusion of the live event in the Investor Relations section of www.cincinnatibell.com.

INVESTOR RELATIONS CONTACT:

Kei Lawson, 513-565-0510

E-mail: Takeitha.Lawson@cinbell.com

or

MEDIA CONTACT:

Josh Pichler, 513-565-0310

E-mail: Josh.Pichler@cinbell.com

Safe Harbor Note

This release may contain “forward-looking” statements, as defined in federal securities laws including the Private Securities Litigation Reform Act of 1995, which are based on our current expectations, estimates, forecasts and projections. Statements that are not historical facts, including statements about the beliefs, expectations and future plans and strategies of the Company, are forward-looking statements. Actual results may differ materially from those expressed in any forward-looking statements. The following important factors, among other things, could cause or contribute to actual results being materially and adversely different from those described or implied by such forward-looking statements including, but not limited to: those discussed in this release; we operate in highly competitive industries, and customers may not continue to purchase products or services, which would result in reduced revenue and loss of market share; we may be unable to grow our revenues and cash flows despite the initiatives we have implemented; failure to anticipate the need for and introduce new products and services or to compete with new technologies may compromise our success in the telecommunications industry; our access lines, which generate a significant portion of our cash flows and profits, are decreasing in number and if we continue to experience access line losses similar to the past several years, our revenues, earnings and cash flows from operations may be adversely impacted; our failure to meet performance standards under our agreements could result in customers terminating their relationships with us or customers being entitled to receive financial compensation, which would lead to reduced revenues and/or increased costs; we generate a substantial portion of our revenue by serving a limited geographic area; a large customer accounts for a significant portion of our revenues and accounts receivable and the loss or significant reduction in business from this customer would cause operating revenues to decline and could negatively impact profitability and cash flows; maintaining our telecommunications networks requires significant capital expenditures, and our inability or failure to maintain our telecommunications networks could have a material impact on our market share and ability to generate revenue; increases in broadband usage may cause network capacity limitations, resulting in service disruptions or reduced capacity for customers; we may be liable for material that content providers distribute on our networks; cyber attacks or other breaches of network or other information technology security could have an adverse effect on our business; natural disasters, terrorists acts or acts of war could cause damage to our infrastructure and result in significant disruptions to our operations; the regulation of our businesses by federal and state authorities may, among other things, place us at a competitive disadvantage, restrict our ability to price our products and services and threaten our operating licenses; we depend on a number of third party providers, and the loss of, or problems with, one or more of these providers may impede our growth or cause us to lose customers; a failure of back-office information technology systems could adversely affect our results of operations and financial condition; if we fail to extend or renegotiate our collective bargaining agreements with our labor union when they expire or if our unionized employees were to engage in a strike or other work stoppage, our business and operating results could be materially harmed; the loss of any of the senior management team or attrition among key sales associates could adversely affect our business, financial condition, results of operations and cash flows; our debt could limit our ability to fund operations, raise additional capital, and fulfill our obligations, which, in turn, would have a material adverse effect on our businesses and prospects generally; our indebtedness imposes significant restrictions on us; we depend on our loans and credit facilities to provide for our short-term financing requirements in excess of amounts generated by operations, and the availability of those funds may be reduced or limited; the servicing of our indebtedness is dependent on our ability to generate cash, which could be impacted by many factors beyond our control; we depend on the receipt of dividends or other intercompany transfers from our subsidiaries and investments; the trading price of our common shares may be volatile, and the value of an investment in our common shares may decline; the uncertain economic environment, including uncertainty in the U.S. and world securities markets, could impact our business and financial condition; our future cash flows could be adversely affected if we are unable to fully realize our deferred tax assets; adverse changes in the value of assets or obligations associated with our employee benefit plans could negatively impact shareowners’ deficit and liquidity; third parties may claim that we are infringing upon their intellectual property, and we could suffer significant litigation or licensing expenses or be prevented from selling products; third parties may infringe upon our intellectual property, and we may expend significant resources enforcing our rights or suffer competitive injury; we could be subject to a significant amount of litigation, which could require us to pay significant damages or settlements; we could incur significant costs resulting from complying with, or potential violations of, environmental, health and human safety laws; the possibility that the expected synergies and value creation from our acquisition of Hawaiian Telcom will not be realized or will not be realized within the expected time period; the risk that the businesses of the Company and Hawaiian Telcom will not be integrated successfully; the risk that unexpected costs will be incurred; and the other risks and uncertainties detailed in our filings with the SEC, including our Form 10-K report, Form 10-Q reports and Form 8-K reports.

These forward-looking statements are based on information, plans and estimates as of the date hereof and there may be other factors that may cause our actual results to differ materially from these forward-looking statements. We assume no obligation to update the information contained in this release except as required by applicable law.

Use of Non-GAAP Financial Measures

This press release contains information about adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA), Adjusted EBITDA margin, net debt, net income (loss) applicable to common shareholders excluding special items and free cash flow. These are non-GAAP financial measures used by Cincinnati Bell management when evaluating results of operations and cash flow. Management believes these measures also provide users of the financial statements with additional and useful comparisons of current results of operations and cash flows with past and future periods. Non-GAAP financial measures should not be construed as being more important than comparable GAAP measures. Detailed reconciliations of these non-GAAP financial measures to comparable GAAP financial measures have been included in the tables distributed with this release and are available in the Investor Relations section of www.cincinnatibell.com.

1Adjusted EBITDA provides a useful measure of operational performance. The company defines Adjusted EBITDA as GAAP operating income plus depreciation, amortization, stock based compensation, restructuring and severance related charges, (gain) loss on sale or disposal of assets, transaction and integration costs, asset impairments, and other special items. Adjusted EBITDA should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with the measure as defined by other companies.

Adjusted EBITDA margin provides a useful measure of operational performance. The company defines Adjusted EBITDA margin as Adjusted EBITDA divided by revenue. Adjusted EBITDA margin should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with the measure as defined by other companies.

2Free cash flow provides a useful measure of operational performance, liquidity and financial health. The company defines free cash flow as cash provided by (used in) operating activities, adjusted for restructuring and severance related payments, transaction and integration payments, less capital expenditures and preferred stock dividends. Free cash flow should not be considered as an alternative to net income (loss), operating income (loss), cash flow from operating activities, or the change in cash on the balance sheet and may not be comparable with free cash flow as defined by other companies. Although the company believes there is no comparable GAAP measure for free cash flow, the attached financial information reconciles cash provided by operating activities to free cash flow.

Net debt provides a useful measure of liquidity and financial health. The company defines net debt as the sum of the face amount of short-term and long-term debt, unamortized premium and/or discount and unamortized note issuance costs, offset by cash and cash equivalents.

Net income (loss) applicable to common shareholders excluding special items in total and per share provides a useful measure of operating performance. Net income (loss) applicable to common shareholders excluding special items should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with net income (loss) excluding special items as defined by other companies.

About Cincinnati Bell Inc.

With headquarters in Cincinnati, Ohio, Cincinnati Bell Inc. (NYSE: CBB) delivers integrated communications solutions to residential and business customers over its fiber-optic and copper networks including high-speed internet, video, voice and data.  Cincinnati Bell provides service in areas of Ohio, Kentucky, Indiana and Hawaii. In addition, enterprise customers across the United States and Canada rely on CBTS and OnX, wholly-owned subsidiaries, for efficient, scalable office communications systems and end-to-end IT solutions. For more information, please visit www.cincinnatibell.com. The information on the Company’s website is not incorporated by reference in this press release.

Cincinnati Bell Inc.

Consolidated Statements of Operations

(Unaudited)

(Dollars in millions, except per share amounts)

	Three Months Ended June 30,		Change		Six Months Ended June 30,		Change
	2019	2018	$	%	2019	2018	$	%
Revenue	$384.2	$296.8	$87.4	29%	$763.8	$592.5	$171.3	29%
Costs and expenses
Cost of services and products	195.5	152.3	43.2	28%	393.2	301.7	91.5	30%
Selling, general and administrative	87.2	66.1	21.1	32%	173.3	134.5	38.8	29%
Depreciation and amortization	74.2	50.9	23.3	46%	153.6	102.1	51.5	50%
Restructuring and severance related charges	1.8	4.6	(2.8)	(61)%	5.1	4.9	0.2	4%
Transaction and integration costs	0.6	2.7	(2.1)	(78)%	3.6	4.9	(1.3)	(27)%
Operating income	24.9	20.2	4.7	23%	35.0	44.4	(9.4)	(21)%
Interest expense	34.9	31.8	3.1	10%	70.0	62.6	7.4	12%
Loss on extinguishment of debt	-	1.3	(1.3)	n/m	-	1.3	(1.3)	n/m
Other components of pension and postretirement benefit plans expense	3.0	3.2	(0.2)	(6)%	5.6	6.5	(0.9)	(14)%
Other expense (income), net	0.1	(0.8)	0.9	n/m	(0.9)	(1.2)	0.3	(25)%
Loss before income taxes	(13.1)	(15.3)	2.2	(14)%	(39.7)	(24.8)	(14.9)	60%
Income tax benefit	(7.6)	(1.5)	(6.1)	n/m	(7.3)	(2.7)	(4.6)	n/m
Net loss	(5.5)	(13.8)	8.3	(60)%	(32.4)	(22.1)	(10.3)	47%
Preferred stock dividends	2.6	2.6	-	-	5.2	5.2	-	-
Net loss applicable to common shareowners	$(8.1)	$(16.4)	$8.3	(51)%	$(37.6)	$(27.3)	$(10.3)	38%
Basic and diluted net loss per common share	$(0.16)	$(0.39)			$(0.75)	$(0.64)
Weighted average common shares outstanding
(in millions)
- Basic	50.4	42.4			50.3	42.4
- Diluted	50.4	42.4			50.3	42.4

Cincinnati Bell Inc.

Entertainment and Communications Income Statement

(Unaudited)

(Dollars in millions)

	Three Months Ended June 30,		Change		Six Months Ended June 30,		Change
	2019	2018	$	%	2019	2018	$	%
Income Statement
Revenue	$250.5	$173.9	$76.6	44%	$500.8	$348.1	$152.7	44%
Operating costs and expenses
Cost of services and products	112.0	78.4	33.6	43%	227.3	156.0	71.3	46%
Selling, general and administrative	45.2	29.0	16.2	56%	89.7	56.1	33.6	60%
Depreciation and amortization	63.4	41.0	22.4	55%	126.1	81.9	44.2	54%
Restructuring and severance related charges	0.9	-	0.9	n/m	4.2	-	4.2	n/m
Total operating costs and expenses	221.5	148.4	73.1	49%	447.3	294.0	153.3	52%
Operating income	$29.0	$25.5	$3.5	14%	$53.5	$54.1	$(0.6)	(1)%

Cincinnati Bell Inc.

Entertainment and Communications Revenue

(Unaudited)

(Dollars in millions)

	Three Months Ended			Three Months Ended
	June 30, 2019			June 30, 2018
	Cincinnati	Hawaii	Total	Cincinnati	Hawaii	Total
Revenue
Consumer / SMB Fiber *
Data	$38.8	$7.9	$46.7	$35.6	$-	$35.6
Video	40.6	11.0	51.6	39.7	-	39.7
Voice	9.2	2.7	11.9	9.5	-	9.5
Other	0.4	0.1	0.5	0.3	-	0.3
Total Consumer / SMB Fiber	89.0	21.7	110.7	85.1	-	85.1
Enterprise Fiber
Data	21.1	10.2	31.3	21.0	-	21.0
Legacy
Data	26.3	15.2	41.5	27.8	-	27.8
Voice	31.8	27.6	59.4	36.5	-	36.5
Other	3.5	4.1	7.6	3.5	-	3.5
Total Legacy	61.6	46.9	108.5	67.8	-	67.8
Total Entertainment & Communications	$171.7	$78.8	$250.5	$173.9	$-	$173.9

	Six Months Ended			Six Months Ended
	June 30, 2019			June 30, 2018
	Cincinnati	Hawaii	Total	Cincinnati	Hawaii	Total
Revenue
Consumer / SMB Fiber *
Data	$76.2	$15.8	$92.0	$70.0	$-	$70.0
Video	80.8	22.5	103.3	78.9	-	78.9
Voice	18.4	5.5	23.9	18.6	-	18.6
Other	0.7	0.3	1.0	0.6	-	0.6
Total Consumer / SMB Fiber	176.1	44.1	220.2	168.1	-	168.1
Enterprise Fiber
Data	42.2	19.4	61.6	41.8	-	41.8
Legacy
Data	52.3	31.1	83.4	57.5	-	57.5
Voice	64.8	56.0	120.8	74.4	-	74.4
Other	7.0	7.8	14.8	6.3	-	6.3
Total Legacy	124.1	94.9	219.0	138.2	-	138.2
Total Entertainment & Communications	$342.4	$158.4	$500.8	$348.1	$-	$348.1

* Represents Fioptics in Cincinnati

Cincinnati Bell Inc.

Entertainment and Communications Metric Information

(Unaudited)

(In thousands)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2019	2019	2018	2018	2018
Cincinnati Metrics
Fioptics
Data
Internet FTTP *	210.8	207.6	201.5	196.8	192.7
Internet FTTN *	34.0	35.7	37.5	39.8	42.6
Total Fioptics Internet	244.8	243.3	239.0	236.6	235.3
Video
Video FTTP	114.5	115.2	115.0	115.6	118.1
Video FTTN	23.5	24.0	24.9	25.9	27.0
Total Fioptics Video	138.0	139.2	139.9	141.5	145.1
Voice
Fioptics Voice Lines	108.8	109.0	107.6	107.0	107.6
Fioptics Units Passed
Units Passed FTTP	480.1	477.6	472.3	459.1	449.3
Units Passed FTTN	138.7	138.5	138.7	139.5	139.9
Total Fioptics Units Passed	618.8	616.1	611.0	598.6	589.2
Enterprise Fiber
Data
Ethernet Bandwidth (Gb)	4,672	4,540	4,565	4,331	4,133
Legacy
Data
DSL	67.9	69.6	72.0	74.1	75.2
Voice
Legacy Voice Lines	210.3	218.0	226.2	232.7	240.6

* Fiber-to-the-Premise (FTTP), Fiber-to-the-Node (FTTN)

Cincinnati Bell Inc.

Entertainment and Communications Metric Information

(Unaudited)

(In thousands)

	June 30,	March 31,	December 31,	September 30,
	2019	2019	2018	2018
Hawaii Metrics
Consumer / SMB Fiber
Data
Internet FTTP *	53.7	52.7	51.6	49.5
Internet FTTN *	13.4	13.9	14.3	14.5
Total Consumer / SMB Fiber Internet	67.1	66.6	65.9	64.0
Video
Video FTTP	33.0	33.5	33.8	33.3
Video FTTN	13.9	14.3	15.0	15.3
Total Consumer / SMB Fiber Video	46.9	47.8	48.8	48.6
Voice
Consumer / SMB Fiber Voice Lines	30.1	30.3	30.3	29.9
Consumer / SMB Fiber Units Passed **
Units Passed FTTP	169.2	168.1	167.0	163.6
Units Passed FTTN	72.9	73.4	73.5	73.3
Total Consumer / SMB Fiber Units Passed	242.1	241.5	240.5	236.9
Enterprise Fiber
Data
Ethernet Bandwidth (Gb)	2,924	2,413	2,091	1,948
Legacy
Data
DSL	45.7	47.2	48.7	50.4
Voice
Legacy Voice Lines	187.6	192.8	197.8	203.4

* Fiber-to-the-Premise (FTTP), Fiber-to-the-Node (FTTN)

** Includes units passed for both consumer and business on Oahu and neighboring islands.

Cincinnati Bell Inc.

IT Services and Hardware Income Statement and Metric Information

(Unaudited)

(Dollars in millions)

	Three Months Ended				Six Months Ended
	June 30,		Change		June 30,		Change
	2019	2018	$	%	2019	2018	$	%
Income Statement
Revenue	$140.2	$128.3	$11.9	9%	$276.5	$255.9	$20.6	8%
Operating costs and expenses
Cost of services and products	89.7	79.0	10.7	14%	178.9	156.7	22.2	14%
Selling, general and administrative	37.8	35.0	2.8	8%	75.0	73.0	2.0	3%
Depreciation and amortization	10.7	9.9	0.8	8%	27.4	20.1	7.3	36%
Restructuring and severance related charges	0.9	4.6	(3.7)	(80)%	0.9	4.9	(4.0)	(82)%
Total operating costs and expenses	139.1	128.5	10.6	8%	282.2	254.7	27.5	11%
Operating income (loss)	$1.1	$(0.2)	$1.3	n/m	$(5.7)	$1.2	$(6.9)	n/m

Revenue
Consulting	38.1	33.5	4.6	14%	77.0	64.8	12.2	19%
Cloud	22.8	23.0	(0.2)	(1)%	47.2	45.6	1.6	4%
Communications	48.3	41.5	6.8	16%	95.7	82.1	13.6	17%
Infrastructure Solutions	31.0	30.3	0.7	2%	56.6	63.4	(6.8)	(11)%
Total IT Services and Hardware Revenue	$140.2	$128.3	$11.9	9%	$276.5	$255.9	$20.6	8%

	June 30,	March 31,	December 31,	September 30,	June 30,
	2019	2019	2018	2018	2018
Consulting
Billable Resources	1,039	1,039	1,039	999	926

Communications
NaaS Locations	2,988	2,550	2,257	1,101	782
SD - WAN Locations	1,743	1,002	803	488	310
Hosted UCaaS Profiles*	254,679	244,482	239,581	223,311	192,715

* Includes Hawaii Hosted UCaaS Profiles beginning September 30, 2018

Cincinnati Bell Inc.

Net Debt (Non-GAAP)

(Unaudited)

(Dollars in millions)

	June 30,	December 31,
	2019	2018
Receivables Facility	$143.0	$176.6
Credit Agreement - Tranche B Term Loan due 2024	595.5	598.5
Credit Agreement - Revolving Credit Facility	53.0	18.0
7 1/4% Senior Notes due 2023	22.3	22.3
7% Senior Notes due 2024	625.0	625.0
8% Senior Notes due 2025	350.0	350.0
Cincinnati Bell Telephone Notes	87.9	87.9
Other financing lease agreements	5.6	3.1
Capital leases	78.3	73.9
Net unamortized premium	1.5	1.7
Unamortized note issuance costs	(25.0)	(27.2)
Total debt	1,937.1	1,929.8
Less: Cash and cash equivalents	(9.3)	(15.4)
Net debt (Non-GAAP)	$1,927.8	$1,914.4

Cincinnati Bell Inc.

Reconciliation of Net Income (GAAP) to Adjusted EBITDA (Non-GAAP)

(Unaudited)

(Dollars in millions)

	Three Months Ended June 30, 2019
	Entertainment & Communications	IT Services & Hardware	Corporate	Total Company
Net loss (GAAP)				$(5.5)
Add:
Income tax benefit				(7.6)
Interest expense				34.9
Other expense, net				0.1
Other components of pension and postretirement benefit plans expense				3.0

Operating income (loss) (GAAP)	$29.0	$1.1	$(5.2)	$24.9
Add:
Depreciation and amortization	63.4	10.7	0.1	74.2
Restructuring and severance related charges	0.9	0.9	-	1.8
Transaction and integration costs	-	-	0.6	0.6
Stock-based compensation	-	-	1.6	1.6
Adjusted EBITDA (Non-GAAP)	$93.3	$12.7	$(2.9)	$103.1

Adjusted EBITDA Margin (Non-GAAP)	37%	9%	-	27%

	Three Months Ended June 30, 2018
	Entertainment & Communications	IT Services & Hardware	Corporate	Total Company
Net loss (GAAP)				$(13.8)
Add:
Income tax benefit				(1.5)
Interest expense				31.8
Loss on extinguishment of debt				1.3
Other income, net				(0.8)
Other components of pension and postretirement benefit plans expense				3.2

Operating income (loss) (GAAP)	$25.5	$(0.2)	$(5.1)	$20.2
Add:
Depreciation and amortization	41.0	9.9	-	50.9
Restructuring and severance related charges	-	4.6	-	4.6
Transaction and integration costs	-	-	2.7	2.7
Stock-based compensation	-	-	1.7	1.7
Adjusted EBITDA (Non-GAAP)	$66.5	$14.3	$(0.7)	$80.1

Adjusted EBITDA Margin (Non-GAAP)	38%	11%	-	27%
Year-over-year dollar change in Adjusted EBITDA	26.8	(1.6)	(2.2)	23.0
Year-over-year percentage change in Adjusted EBITDA	40%	(11)%	n/m	29%

Cincinnati Bell Inc.

Reconciliation of Net Income (GAAP) to Adjusted EBITDA (Non-GAAP)

(Unaudited)

(Dollars in millions)

	Six Months Ended June 30, 2019
	Entertainment & Communications	IT Services & Hardware	Corporate	Total Company
Net loss (GAAP)				$(32.4)
Add:
Income tax benefit				(7.3)
Interest expense				70.0
Other income, net				(0.9)
Other components of pension and postretirement benefit plans expense				5.6

Operating income (loss) (GAAP)	$53.5	$(5.7)	$(12.8)	$35.0
Add:
Depreciation and amortization	126.1	27.4	0.1	153.6
Restructuring and severance related charges	4.2	0.9	-	5.1
Transaction and integration costs	-	-	3.6	3.6
Stock-based compensation	-	-	3.4	3.4
Adjusted EBITDA (Non-GAAP)	$183.8	$22.6	$(5.7)	$200.7

Adjusted EBITDA Margin (Non-GAAP)	37%	8%	-	26%

	Six Months Ended June 30, 2018
	Entertainment & Communications	IT Services & Hardware	Corporate	Total Company
Net loss (GAAP)				$(22.1)
Add:
Income tax benefit				(2.7)
Interest expense				62.6
Loss on extinguishment of debt				1.3
Other income, net				(1.2)
Other components of pension and postretirement benefit plans expense				6.5

Operating income (loss) (GAAP)	$54.1	$1.2	$(10.9)	$44.4
Add:
Depreciation and amortization	81.9	20.1	0.1	102.1
Restructuring and severance related charges	-	4.9	-	4.9
Transaction and integration costs	-	-	4.9	4.9
Stock-based compensation	-	-	2.6	2.6
Adjusted EBITDA (Non-GAAP)	$136.0	$26.2	$(3.3)	$158.9

Adjusted EBITDA Margin (Non-GAAP)	39%	10%	-	27%
Year-over-year dollar change in Adjusted EBITDA	47.8	(3.6)	(2.4)	41.8
Year-over-year percentage change in Adjusted EBITDA	35%	(14)%	73%	26%

Cincinnati Bell Inc.

Consolidated Statements of Cash Flows

(Unaudited)

(Dollars in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Cash provided by operating activities	$62.0	$31.4	$118.8	$89.9
Capital expenditures	(54.1)	(38.3)	(110.6)	(71.0)
Acquisitions of businesses	-	-	-	(2.8)
Other, net	0.1	0.1	-	-
Cash used in investing activities	(54.0)	(38.2)	(110.6)	(73.8)
Net increase in corporate credit and receivables facilities with initial maturities less than 90 days	5.3	-	1.5	-
Repayment of debt	(4.7)	(2.9)	(9.2)	(5.9)
Debt issuance costs	(0.6)	(2.1)	(0.7)	(2.5)
Dividends paid on preferred stock	(2.6)	(2.6)	(5.2)	(5.2)
Other, net	-	-	(0.8)	(2.0)
Cash used in financing activities	(2.6)	(7.6)	(14.4)	(15.6)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	-	(1.0)	0.1	(0.2)
Net increase (decrease) in cash, cash equivalents and restricted cash	5.4	(15.4)	(6.1)	0.3
Cash, cash equivalents and restricted cash at beginning of period	3.9	412.2	15.4	396.5
Cash, cash equivalents and restricted cash at end of period	$9.3	$396.8	$9.3	$396.8

Reconciliation of Cash Provided by Operating Activities (GAAP) to
Free Cash Flow (Non-GAAP)
Cash provided by operating activities	$62.0	$31.4	$118.8	$89.9
Adjustments:
Capital expenditures	(54.1)	(38.3)	(110.6)	(71.0)
Restructuring and severance related payments	4.0	0.9	10.8	8.2
Preferred stock dividends	(2.6)	(2.6)	(5.2)	(5.2)
Transaction and integration costs	2.4	2.0	4.2	4.2
Free cash flow (Non-GAAP)	$11.7	$(6.6)	$18.0	$26.1
Income tax payments (refunds)	$0.5	$(13.5)	$1.6	$(13.6)

Cincinnati Bell Inc.

Capital Expenditures

(Unaudited)

(Dollars in millions)

	Three Months Ended
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Entertainment and Communications
Cincinnati	$34.1	$30.8	$50.5	$41.4	$31.8
Hawaii	13.8	20.3	21.8	20.9	-
Total Entertainment and Communications	47.9	51.1	72.3	62.3	31.8
IT Services and Hardware	6.1	5.4	7.4	7.4	6.5
Corporate	0.1	-	0.2	-	-
Total capital expenditures	$54.1	$56.5	$79.9	$69.7	$38.3

Cincinnati Bell Inc.

Reconciliation of Net (Loss) Income Applicable to Common Shareholders (GAAP) to Net (Loss) Income Applicable to Common Shareholders, Excluding Special Items (Non-GAAP) and Adjusted Diluted Earnings Per Share (Non-GAAP)

(Unaudited)

(Dollars in millions, except per share amounts)

	Three Months Ended
	June 30, 2019	June 30, 2018
Net loss applicable to common shareholders (GAAP)	$(8.1)	$(16.4)
Special items:
Restructuring and severance related charges	1.8	4.6
Loss on extinguishment of debt	-	1.3
Transaction and integration costs	0.6	2.7
Income tax effect of special items *	(0.9)	(0.1)
Total special items	1.5	8.5
Net loss applicable to common shareowners, excluding special items (Non-GAAP)	$(6.6)	$(7.9)
Weighted average diluted shares outstanding**	50.4	42.4
Diluted loss per common share (GAAP)	$(0.16)	$(0.39)
Adjusted diluted loss per common share (Non-GAAP)	$(0.13)	$(0.19)

*	Special items have been tax effected utilizing the normalized effective tax rate for the period, with the exception of transaction and integration costs, which are treated as a discrete item.
**	Weighted average diluted shares outstanding based on net (loss) income applicable to common shareowners, excluding special items (Non-GAAP).

Cincinnati Bell Inc.

Reconciliation of Net (Loss) Income Applicable to Common Shareholders (GAAP) to Net (Loss) Income Applicable to Common Shareholders, Excluding Special Items (Non-GAAP) and Adjusted Diluted Earnings Per Share (Non-GAAP)

(Unaudited)

(Dollars in millions, except per share amounts)

	Six Months Ended
	June 30, 2019	June 30, 2018
Net loss applicable to common shareholders (GAAP)	$(37.6)	$(27.3)
Special items:
Restructuring and severance related charges	5.1	4.9
Loss on extinguishment of debt	-	1.3
Transaction and integration costs	3.6	4.9
Income tax effect of special items *	(1.8)	0.3
Total special items	6.9	11.4
Net loss applicable to common shareowners, excluding special items (Non-GAAP)	$(30.7)	$(15.9)
Weighted average diluted shares outstanding**	50.3	42.4
Diluted loss per common share (GAAP)	$(0.75)	$(0.64)
Adjusted diluted loss per common share (Non-GAAP)	$(0.61)	$(0.38)

*	Special items have been tax effected utilizing the normalized effective tax rate for the period, with the exception of transaction and integration costs, which are treated as a discrete item.
**	Weighted average diluted shares outstanding based on net (loss) income applicable to common shareowners, excluding special items (Non-GAAP).

Cincinnati Bell Inc.

Reconciliation of Operating Income (GAAP) Guidance to Adjusted EBITDA (Non-GAAP) Guidance

(Unaudited)

(Dollars in millions)

	Low	High
2019 Operating Income (GAAP) Guidance Range	$77	$92
Add:
Depreciation and amortization	305	300
Restructuring and severance related charges	5	5
Transaction and integration costs	5	5
Stock compensation expense	8	8

2019 Adjusted EBITDA (Non-GAAP) Guidance Range	$400	$410

CONTACT:

Cincinnati Bell Inc.

Investor contact:

Kei Lawson, 513-565-0510

Takeitha.Lawson@cinbell.com

Media contact:

Josh Pichler, 513-565-0310

Josh.Pichler@cinbell.com